EXHIBIT 21.1
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             SUBSIDIARIES OF THE REGISTRANT
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The Company has the following subsidiaries, each of which is wholly owned by the Company or by a wholly owned subsidiary of the Company. Indented names are subsidiaries of the company under which they are indented.


  Envirodyne Subsidiary, Inc. (Delaware)
  Envirosonics, Inc. (California)
  Viskase Corporation (Pennsylvania)
     Viskase Holding Corporation (Delaware)
        Viskase Australia Limited (Delaware)
        Viskase (Chile) Embalajes Ltda. (Chile)
        Viskase Brasil Embalagens Ltda. (Brazil)
        Viskase Europe Limited (United Kingdom)
           Viskase S.A. (France)
                Viskase Canada Inc. (Ontario)
                Viskase GMBH (Germany)
                Viskase Holdings Limited (United Kingdom)
                     Filmco International Limited (United Kingdom) Viskase Limited (United Kingdom)
                          Viskase Ireland (Ireland)
                          Viskase (U.K.) Limited (United Kingdom)
                              Envirodyne S.A.R.L. (France)
                Viskase S.p.A. (Italy)
                Viskase Polska SP.ZO.O (Poland)
     Viskase Sales Corporation (Delaware)
        Viskase Puerto Rico Corporation (Delaware)
  Viskase Films, Inc. (Delaware)
  WSC Corp. (Delaware)